Exhibit 3.3

FORM OF

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC

i

Section 15.7	Counterparts	56

Section 15.8	Applicable Law	56

Section 15.9	Invalidity of Provisions	57

Section 15.10	Consent of Members	57

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) of Cheniere Energy Partners LP Holdings, LLC (the “Company”), dated as of [—], 2013, is entered into by and effectuated by Cheniere Energy, Inc. (“CEI”), a Delaware corporation, as the sole Member of the Company.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Member” means a Member admitted as a member of the Company pursuant to Section 3.1 or Section 4.5 and who is shown as such on the books and records of the Company.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” is defined in the preamble to this Agreement.

“Anniversary” is defined in Section 11.13(b).

“Board of Directors” is defined in Section 7.1(a).

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.

“CEI” is defined in the preamble to this Agreement.

“Certificate” means a certificate (i) substantially in the form of Exhibit A to this Agreement, (ii) issued in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more Common Shares or a certificate, in such form as may be adopted by the Board of Directors, issued by the Company evidencing ownership of one or more other Company Securities.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Chairman of the Board” is defined in Section 7.1(j).

“Cheniere Partners” means Cheniere Energy Partners, L.P., a Delaware limited partnership.

“Cheniere Partners Class B Units” means “Class B Units” as defined in the Partnership Agreement.

“Cheniere Partners Units” means “Units” as defined in the Partnership Agreement.

“Cheniere Separation Event” means the occurrence of any event or series of related events that result in CEI ceasing to own greater than 25% of the Outstanding Common Shares or otherwise ceasing to own greater than 25% of the Outstanding Voting Shares.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the Board of Directors by which a Member certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Closing Price” is defined in Section 13.1(a).

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Conflicts Committee” means a committee of the Board of Directors composed entirely of two or more Independent Directors.

“Commission” means the United States Securities and Exchange Commission.

“Common Share” means one of the common shares representing limited liability company interests in the Company, a series of Shares having an economic ownership interest in the Company. The Common Shares have voting rights only with respect to the matters set forth in Section 5.1(a), Section 7.3, Section 7.8(a)(ii), Section 10.1(a), Section 10.2, Section 11.1(b), Section 12.3(b), Section 14.1 and Section 14.2 and ARTICLE XI.

“Common Shareholder” means a Shareholder holding one or more Common Shares in its capacity as the holder of such Common Shares.

“Company” is defined in the preamble to this Agreement.

“Company Security” means any class or series of equity or voting interest in the Company (but excluding any options, rights, warrants and appreciation rights relating to an equity or voting interest in the Company), including Common Shares and the Voting Share.

“Current Market Price” is defined in Section 13.1(a).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Depositary” means, with respect to any Shares issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Derivative Shares” means any options, rights, warrants, appreciation rights, tracking, profit or phantom interests or other derivative securities relating to, convertible into or exchangeable for Common Shares.

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Director” means a member of the Board of Directors of the Company.

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which the Company or any of its Affiliates does business or proposes to do business from time to time, and whose status as a Member the Board of Directors determines does not or would not subject the Company or any of its Affiliates to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“Employee Benefit Plan” means a plan, contract or arrangement providing for the issuance of Company Securities or any options, rights, warrants and appreciation rights relating to Company Securities to or for the benefit of employees or directors of the Company or any of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Final Adjudication” is defined in Section 7.6(e).

“Indemnitee” is defined in Section 7.6(a).

“Independent Director” “means any Director that (a) is not an officer or employee of the Company, (b) is not an officer, director or employee of any Affiliate of the Company, (c) is not a holder of any ownership interest in the Company or its subsidiaries other than Common Shares and awards that may be granted to such director under an incentive plan of the Company and (d) meets the independence standards required of directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission promulgated thereunder and by any National Securities Exchange on which the Common Shares are listed or admitted to trading.

“Initial Agreement” means that certain Limited Liability Company Agreement of the Company effective as of July 30, 2013, as amended.

“Interest” means the ownership interest of a Member in the Company, which may be evidenced by Common Shares, the Voting Share or other Company Securities or a combination thereof or interest therein, and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement.

“IPO Underwriter” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Common Shares pursuant thereto.

“Liquidation Date” means the date on which an event giving rise to the dissolution of the Company occurs.

“Liquidator” means one or more Persons selected by the Board of Directors to perform the functions described in Section 10.2 as liquidating trustee of the Company within the meaning of the Delaware Act.

“Member” means, unless the context otherwise requires, CEI, each Substituted Member and each Additional Member.

“Merger Agreement” is defined in Section 12.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Non-citizen Assignee” means a Person whom the Board of Directors has determined does not constitute an Eligible Citizen and as to whose Interest the Company has become the Substituted Member, pursuant to Section 4.6.

“Notice of Election to Purchase” is defined in Section 13.1(b).

“Officer” is defined in Section 7.4(a).

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Board of Directors.

“Option to Purchase Additional Common Shares” means the option to purchase additional Common Shares granted to the IPO Underwriters by the Company pursuant to the Underwriting Agreement.

“Outstanding” means, with respect to Interests, all Interests that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination; provided, however, that no Interests held by the Company (other than Interests held by the Company on behalf of Non-citizen Assignees), shall be considered Outstanding.

“Partnership Agreement” means that certain Third Amended and Restated Agreement of Limited Partnership of Cheniere Partners, dated as of August 9, 2012, as the same may be further amended and restated from time to time.

“Percentage Interest” means, as of any date of determination (a) as to any holder of Common Shares, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) by (ii) the quotient obtained by dividing (A) the number of Common Shares held by such Common Shareholder by (B) the total number of all Outstanding Common Shares, and (b) as to the holders of other Company Securities issued by the Company in accordance with Section 5.1, the percentage established as part of such issuance.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate.

“Pro Rata” means (a) when modifying Common Shares or any other Company Securities or any class or series thereof, apportioned equally among all designated Common Shares, other Company Securities, or any class or series thereof, as the case may be, in accordance with their relative Percentage Interests in such class or series, and (b) when modifying Members, Record Holders, Common Shareholders or Shareholders, apportioned among all Members, Record Holders, Common Shareholders or Shareholders in accordance with their relative Percentage Interests.

“Purchase Date” means the date determined by the Board of Directors as the date for purchase of all Outstanding Shares of a certain class or series pursuant to ARTICLE XIII.

“Record Date” means the date established by the Company for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or dividend or to participate in any offer.

“Redeemable Interests” means any Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.7.

“Record Holder” means the Person in whose name a Common Share or the Voting Share is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Company Securities, the Person in whose name any such other Company Security is registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-191298) as it has been or as it may be amended or supplemented from time to time, filed by the Company with the Commission under the Securities Act to register the initial public offering and sale of the Common Shares.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.

“Services Agreement” means the Services Agreement among the Company, CEI and [Cheniere Entity], dated as of [—], 2013, as the same may be further amended and restated from time to time.

“Share” means a Company Security representing a fractional part of the Interests of all Members, and, with respect to any particular class or series of Shares, having the rights and obligations specified with respect to such class or series of Shares in this Agreement.

“Shareholder” means a holder of one or more Shares.

“Solicitation Notice” is defined in Section 11.13(c).

“Special Approval” means approval by a majority of the members of the Conflicts Committee acting in good faith.

“Substituted Member” means a Person who is admitted as a Member of the Company pursuant to Section 4.5 or Section 4.6 in place of and with all rights of a Member and who is shown as a Member on the books and records of the Company.

“Surviving Business Entity” is defined in Section 12.2(b).

“Termination Transaction” means any of the transactions described in Section 12.6.

“Trading Day” is defined in Section 13.1(a).

“transfer” is defined in Section 4.4.

“Transfer Agent” means such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for the Common Shares or as may be appointed to act as registrar and transfer agent for any other Company Securities; provided that if no Transfer Agent is specifically designated for any other Company Securities, the Company shall act in such capacity.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of [—], 2013, among the IPO Underwriters, CEI and the Company providing for the purchase of Common Shares by the IPO Underwriters.

“Voting Share” means one of the class of Shares entitled to vote to take actions on behalf of the Members and to elect the Company’s Board of Directors, as described in ARTICLE XI. The Voting Share has no economic interest in the Company and is not entitled to receive or be attributed any share of the profits, losses, income, gain, deductions or credits of the Company or any dividends paid by the Company.

Section 1.2 Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

ARTICLE II

ORGANIZATION

Section 2.1 Continuation.

CEI previously formed the Company as a limited liability company pursuant to the provisions of the Delaware Act and hereby amends and restates the Initial Agreement in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Interests shall constitute personal property of the owner thereof for all purposes. CEI was admitted as a Member upon its execution of the Initial Agreement, and upon its execution of a counterpart signature page to this Agreement, CEI shall continue as a Member and all of the limited liability company interest in the Company outstanding immediately prior to the effectiveness of this Agreement, all of which were owned by CEI in its capacity as the sole member, are collectively converted into [—] Common Shares and the sole Voting Share (prior to any redemption pursuant to Section 4.9) to be held by CEI.

Section 2.2 Name.

The name of the Company shall be “Cheniere Energy Partners LP Holdings, LLC.” The Company’s business may be conducted under any other name or names, as determined by the Board of Directors. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors may change the name of the Company at any time and from time to time by filing an amendment to the Certificate of Formation and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the Board of Directors, the registered office of the Company in the State of Delaware shall be located at 2711 Centerville Rd, Suite 400, Wilmington, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Company shall be located at 700 Milam Street, Suite 800, Houston, Texas 77002 or such other place as the Board of Directors may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

Section 2.4 Purpose.

The purpose and nature of the business to be conducted by the Company shall be to, subject to and in accordance with this Agreement, (i) act as a limited partner of Cheniere Partners and own, acquire, transfer and otherwise dispose of Cheniere Partners Units, (ii) exercise all rights and powers conferred upon the Company as holder of Cheniere Partners Units,

(iii) act as member of, and own, acquire, transfer and otherwise dispose of limited liability company interests in, Cheniere GP Holding Company, LLC, (iv) exercise all the rights and powers appurtenant thereto conferred upon the Company as a holder of the limited liability company interests in Cheniere GP Holding Company, LLC, including the designation of certain members of the board of directors of Cheniere Partners’ general partner to oversee the business and operations of Cheniere GP Holding Company, LLC and Cheniere Partners, and (v) take any other action permitted by the Board of Directors.

Section 2.5 Powers.

The Company shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company, including without limitation the exercise of any powers of the Company described in this Agreement, but subject to the limitations set forth in this Agreement.

Section 2.6 Power of Attorney.

Each Member hereby constitutes and appoints each of the Chief Executive Officer, the Secretary and each of the members of the Board of Directors and, if a Liquidator shall have been selected pursuant to Section 10.2, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(a) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(i) all certificates, documents and other instruments (including this Agreement and, as an “authorized person” of the Company within the meaning of the Delaware Act, the Certificate of Formation and all amendments or restatements hereof or thereof) or other documents that the Chief Executive Officer, Secretary or any member of the Board of Directors, or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(ii) all certificates, documents and other instruments that the Chief Executive Officer, Secretary or any member of the Board of Directors, or the Liquidator, determines to be necessary or appropriate to reflect any amendment, change, modification or restatement of this Agreement duly adopted in accordance with its terms;

(iii) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Directors or the Liquidator determines to be necessary or appropriate to reflect the dissolution and termination of the Company pursuant to the terms of this Agreement;

(iv) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, ARTICLE IV or ARTICLE X;

(v) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Company Securities issued pursuant to Section 5.1; and

(vi) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company or a Termination Transaction pursuant to ARTICLE XII.

(b) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors or the Liquidator determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Section 11.2 or any other provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series required to take any action, the Chief Executive Officer, Secretary or any member of the Board of Directors, or the Liquidator, may exercise the power of attorney made in this Section 2.6(b) only after the necessary vote, consent or approval of the Members or of the Members of such class or series, as applicable.

Nothing contained in this Section 2.6 shall be construed as authorizing the Chief Executive Officer, Secretary or any member of the Board of Directors, or the Liquidator, to amend this Agreement except in accordance with ARTICLE XI or as may be otherwise expressly provided for in this Agreement or the Delaware Act.

(c) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Interest and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Chief Executive Officer, Secretary or any member of the Board of Directors, or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Chief Executive Officer, Secretary or any member of the Board of Directors, or the Liquidator, taken in good faith under such power of attorney. Each Member shall execute and deliver to the Chief Executive Officer, Secretary or any member of the Board of Directors, or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such Officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.7 Term.

The Company’s existence shall be perpetual, unless and until it is dissolved and terminated in accordance with the provisions of ARTICLE X. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.8 Title to Company Assets.

Title to Company assets shall be deemed to be owned by the Company as an entity, and no Member, Director or Officer, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board of Directors may determine. The Company hereby declares and warrants that any Company assets for which record title is held in the name of one or more of its Affiliates or one or more nominees shall be held by such Affiliates or nominees for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Board of Directors shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Board of Directors determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company as soon as reasonably practicable. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE III

RIGHTS OF MEMBERS

Section 3.1 Members.

(a) A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Interest and becomes the Record Holder of such Interests in accordance with the provisions of ARTICLE IV hereof. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring an Interest.

(b) The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Member’s Interest may be represented by a Certificate, as provided in Section 4.1 hereof.

(c) As provided in Section 18-303 of the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company. The Members shall have no liability under this Agreement, or for any such debt, obligation or liability of the Company, in their capacity as a Member, except as expressly required in this Agreement or the Delaware Act.

(d) Members may not be expelled from or removed as Members of the Company. Members shall not have any right to withdraw from the Company; provided, that when a transferee of a Member’s Interest becomes a Record Holder of such Interest, such transferring Member shall cease to be a Member with respect to the Interest so transferred.

Section 3.2 Management of Business.

No Member, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company solely by reason of being a Member.

Section 3.3 Outside Activities of the Members.

Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business ventures of any Member.

Section 3.4 Rights of Members.

(a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Member shall have the right, for a lawful purpose reasonably related to such Member’s Interest as a Member in the Company, upon reasonable written demand containing a statement of such purposes and at such Member’s own expense:

(i) to obtain true and full information regarding the status of the business and financial condition of the Company;

(ii) promptly after becoming available, to obtain a copy of the Company’s federal, state and local income tax returns for each year;

(iii) to have furnished to him a current list of the name and last known business, residence or mailing address of each Member;

(iv) to have furnished to him a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with copies of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed;

(v) to obtain true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and that each Member has agreed to contribute in the future, and the date on which each became a Member; and

(vi) to obtain such other information regarding the affairs of the Company as is just and reasonable and consistent with the stated purposes of the written demand.

(b) The Board of Directors may keep confidential from the Members, for such period of time as the Board of Directors determines, (i) any information that the Board of Directors determines to be in the nature of trade secrets or (ii) other information the disclosure of which the Board of Directors determines (A) is not in the best interests of the Company or Cheniere Partners, (B) could damage the Company or Cheniere Partners or (C) that the Company or Cheniere Partners is required by law, by the rules of any National Securities Exchange on which any Company Security is listed for trading, or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Company the primary purpose of which is to circumvent the obligations set forth in this Section 3.4). To the fullest extent permitted by law, the rights to information granted to the Members pursuant to Section 3.4(a) and Section 8.3 replace in their entirety any rights to information provided for in Section 18-305(a) of the Delaware Act, and each of the Members, each other Person who acquires an interest in an Interest and each other Person bound by this Agreement hereby agrees to the fullest extent permitted by law that they do not have any rights as Members, interest holders or otherwise to receive any information either pursuant to Sections 18-305(a) of the Delaware Act or otherwise except for the information identified in Section 3.4(a) and Section 8.3.

ARTICLE IV

CERTIFICATES; RECORD HOLDERS;

TRANSFER OF INTERESTS; REDEMPTION OF INTERESTS

Section 4.1 Certificates.

Upon the Company’s issuance of Common Shares to any Person, the Company may issue one or more Certificates in the name of such Person evidencing the number of such Common Shares being so issued. In addition, upon the request of any Person owning any other Company Securities other than Common Shares, the Company may issue to such Person one or more Certificates evidencing such other Company Securities. Certificates shall be executed on behalf of the Company by the Chairman of the Board or any Vice President and the Secretary or any Assistant Secretary. No Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that, notwithstanding any provision to the contrary in this Section 4.1 or elsewhere in this Agreement, the Shares may be certificated or uncertificated as provided in the Delaware Act; and provided, further, that if the Board of Directors elects to issue Common Shares in global form, the Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Shares have been duly registered in accordance with the directions of the Company. Any or all of the signatures required on a Certificate may be by facsimile. If any Officer or Transfer Agent who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such Officer or Transfer Agent at the date of issue. Certificates shall be consecutively numbered and shall be entered on the books and records of the Transfer Agent as they are issued and shall exhibit the holder’s name and number and type of Company Securities represented thereby.

Section 4.2 Mutilated, Destroyed, Lost or Stolen Certificates.

If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate, or shall deliver other evidence of the issuance of uncertificated Company Securities, evidencing the same number and type of Company Securities as the Certificate so surrendered.

(a) The appropriate Officers on behalf of the Company shall execute and deliver, and the Transfer Agent shall countersign a new Certificate, or shall deliver other evidence of the issuance of uncertificated Company Securities, in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate, or other evidence of the issuance of uncertificated Company Securities, before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the Company.

If a Member fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Interests represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate or other evidence of the issuance of uncertificated Company Securities.

(b) As a condition to the issuance of any new Certificate, or other evidence of the issuance of uncertificated Company Securities, under this Section 4.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3 Record Holders.

The Company shall be entitled to recognize the Record Holder as the owner of an Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Interest on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Interests, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Interest.

Section 4.4 Transfer Generally.

The term “transfer,” when used in this Agreement with respect to an Interest, shall be deemed to refer to a transaction by which the holder of an Interest assigns such Interest to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage. No Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this ARTICLE IV. Any transfer or purported transfer of an Interest not made in accordance with this ARTICLE IV shall be null and void.

Section 4.5 Registration and Transfer of Member Interests.

(a) The Company shall keep or cause to be kept on behalf of the Company a register that, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), will provide for the registration and transfer of Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Shares and transfers of such Common Shares as herein provided. The Company shall not recognize transfers of Certificates evidencing Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate Officers of the Company shall execute and deliver, and in the case of Common Shares, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder’s instructions, one or more new Certificates, or shall deliver other evidence of the issuance of uncertificated Company Securities, evidencing the same aggregate number and type of Interests as were evidenced by the Certificate so surrendered.

(b) Except as provided in Section 4.6, the Company shall not recognize any transfer of Interests until the Certificates evidencing such Interests are surrendered for registration of transfer or such other documentation as may be required to transfer uncertificated Interests is delivered. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Certificate, or other evidence of the issuance of uncertificated Interests, under this Section 4.5(b), the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) By acceptance of the transfer of any Interest in accordance with this Section 4.5 and except as provided in Section 4.6, each transferee of an Interest (including any nominee holder or an agent or representative acquiring such Interests for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Interests so transferred to such Person when any such transfer or admission is reflected in the books and records of the Company, with or without execution of this Agreement, (ii) shall be deemed to agree to be bound by the terms of, and shall be deemed to have executed and delivered, this Agreement, (iii) shall become the Record Holder of the Interests so transferred, (iv) represents that the transferee has the capacity, power and authority to enter into this Agreement, (v) grants powers of attorney to the Officers of the Company and any Liquidator of the Company as set

forth in this Agreement and (vi) makes the consents and waivers contained in this Agreement. The transfer of any Interests and the admission of any new Member shall not constitute an amendment to this Agreement.

(d) Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) with respect to any series of Interests, the provisions of any statement of designations establishing such series, (iv) any contractual provision binding on any Member and (v) provisions of applicable law including the Securities Act, Interests shall be freely transferable to any Person.

Section 4.6 Citizenship Certificates; Non-citizen Assignees.

(a) If any of the Company or any of its Affiliates is or becomes subject to any federal, state or local law or regulation that the Board of Directors determines would create a substantial risk of cancellation or forfeiture of any property in which the Company or any of its Affiliates has an interest based on the nationality, citizenship or other related status of a Member, the Board of Directors may request any Member to furnish to the Company, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning such Member’s nationality, citizenship or other related status (or, if the Member is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the Company may request. If a Member fails to furnish to the Company, within the aforementioned 30-day period, such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the Board of Directors determines that a Member is not an Eligible Citizen, the Interests owned by such Member shall be subject to redemption in accordance with the provisions of Section 4.7. In addition, the Board of Directors may require that the status of any such Member be changed to that of a Non-citizen Assignee and, thereupon, such Non-citizen Assignee shall cease to be a Member and shall have no voting rights, whether arising hereunder, under the Delaware Act, at law, in equity or otherwise, in respect of the Non-citizen Assignee’s Interest. The Company shall be substituted for such Non-citizen Assignee as the Member in respect of the Non-citizen Assignee’s Interests and shall vote such Interests in accordance with Section 4.6(b).

(b) The Company shall, in exercising voting rights in respect of Interests held by the Company on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Members in respect of Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c) Upon dissolution of the Company, a Non-citizen Assignee shall have no right to receive a dividend in kind pursuant to Section 10.3, but shall be entitled to the cash equivalent thereof, and the Company shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of any dividend in kind. Such payment and assignment shall be treated for Company purposes as a purchase by the Company from the Non-citizen Assignee of such Non-citizen Assignee’s Interest (representing such Non-citizen Assignee’s right to receive such Non-citizen Assignee’s share of such dividend in kind).

(d) At any time after a Non-citizen Assignee can and does certify that such Non-citizen Assignee has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the Board of Directors, request admission as a Substituted Member with respect to any Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.7, and upon such Non-citizen Assignee’s admission pursuant to this Agreement, the Company shall cease to be deemed to be the Member in respect of the Non-citizen Assignee’s Interests.

Section 4.7 Redemption of Interests of Non-citizen Assignees.

(a) If at any time a Member fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.6(a), or, if upon receipt of such Citizenship Certification or other information the Board of Directors determines, with the advice of counsel, that a Member is not an Eligible Citizen, the Company may, unless the Member establishes to the satisfaction of the Board of Directors that such Member is an Eligible Citizen or has transferred such Member’s Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the Board of Directors prior to the date fixed for redemption as provided below, redeem the Interest of such Member as follows:

(i) The Board of Directors shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Member, at such Member’s last address designated on the records of the Company or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests, or delivery of such other documentation as may be required to transfer uncertificated Redeemable Interests, and that on and after the date fixed for redemption no further allocations or dividends to which the Member would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Interests of the class or series to be so redeemed multiplied by the number of Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, as determined by the Board of Directors, in cash or by delivery of a promissory note of the Company in the principal amount of the redemption price, bearing interest at the Prime Rate annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) Upon surrender by or on behalf of the Member, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, or such other documentation as may be required to transfer uncertificated Redeemable Interests, the Member or such Member’s duly authorized representative shall be entitled to receive the payment therefor.

(iv) After the redemption date, Redeemable Interests shall no longer constitute Outstanding Interests.

(b) The provisions of this Section 4.7 shall also be applicable to Interests held by a Member as nominee of a Person determined to be other than an Eligible Citizen.

(c) Nothing in this Section 4.7 shall prevent the recipient of a notice of redemption from transferring such recipient’s Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the Board of Directors shall withdraw the notice of redemption, provided the transferee of such Interest certifies to the satisfaction of the Board of Directors in a Citizenship Certification that such transferee is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

Section 4.8 Redemption of the Voting Share.

Upon the election of CEI or upon the occurrence of a Cheniere Separation Event, the sole Voting Share shall be redeemed in its entirety for one dollar ($1), effective concurrently with such election. Upon any such redemption, the Voting Share shall no longer constitute an Outstanding Interest.

Section 4.9 Closing Date Redemptions.

If and to the extent that the IPO Underwriters exercise the Option to Purchase Additional Common Shares, the Company shall use the resulting net proceeds to redeem from CEI on the closing date(s) of such exercise, at the same price per Common Share sold to the public in the initial public offering, less underwriting discounts and commissions, a number of Common Shares equal to the number of additional Common Shares purchased by the Underwriters pursuant to such exercise. No notice to any party shall be required for any redemption effected in accordance with this Section 4.9. Each such redemption shall be effective upon the delivery of the applicable redemption price by the Company to CEI by check or wire transfer of immediately available funds to the account(s) designated by CEI. After the effective date of each redemption under this Section 4.9, the applicable Common Shares redeemed from CEI shall no longer be Outstanding.

ARTICLE V

ISSUANCE OF INTERESTS

Section 5.1 Issuances of Additional Company Securities.

(a) Subject to Section 5.2 and Section 5.4, the Company may create, authorize or issue an unlimited number of additional (i) Company Securities other than Voting Shares or any class or series thereof and (ii) Derivative Shares under Employee Benefit Plans for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Members, provided that, notwithstanding anything in this Agreement to the contrary, no additional Voting Shares may be issued and the issuance of Company Securities of any class or series other than Common Shares or Derivative Shares issued under Employee Benefit Plans must be approved by the affirmative vote of the holders of a majority of the Outstanding Common Shares.

(b) Subject to the approval of the Members pursuant to Section 5.1(a), each additional Company Security authorized to be issued by the Company pursuant to Section 5.1(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Company Securities), as shall be fixed by the Board of Directors, including (i) the right to share in Company dividends; (ii) the rights upon dissolution and liquidation of the Company; (iii) whether, and the terms and conditions upon which, the Company may redeem the Company Security; (iv) whether such Company Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (v) the terms and conditions upon which each Company Security will be issued, evidenced by Certificates, or other evidence of the issuance of uncertificated Company Securities, and assigned or transferred; (vi) the method for determining the Percentage Interest as to such Company Security; and (vii) the right, if any, of each such Company Security to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Company Security.

(c) The Board of Directors shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Company Securities pursuant to this Section 5.1, (ii) the admission of Additional Members and (iii) all additional issuances of Company Securities. Subject to any applicable approval of the Members pursuant to Section 5.1(a), the Board of Directors shall determine the relative designations, preferences, rights, powers and duties of the holders of the Shares or other Company Securities being so issued. The Board of Directors shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Company Securities pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Common Shares or other Company Securities are listed for trading.

Section 5.2 Fractional Shares.

No fractional Shares shall be issued by the Company.

Section 5.3 No Preemptive Rights.

No Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Company Security, whether unissued, or hereafter created.

Section 5.4 Splits and Combinations.

(a) Subject to Section 5.4(d), the Company may make a Pro Rata dividend of Company Securities to all Record Holders or may effect a subdivision or combination of Company Securities so long as, after any such event, each Member shall have the same Percentage Interest in the Company as before such event, and any amounts calculated on a per Share basis or stated as a number of Shares are proportionately adjusted retroactive to the date of formation of the Company.

(b) Whenever such a dividend, subdivision or combination of Company Securities is declared, the Board of Directors shall select a Record Date as of which the dividend, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Board of Directors also may cause a firm of independent public accountants selected by it to calculate the number of Company Securities to be held by each Record Holder after giving effect to such dividend, subdivision or combination. The Board of Directors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such dividend, subdivision or combination, the Company may issue Certificates, or shall deliver other evidence of the issuance of uncertificated Company Securities, to the Record Holders of Company Securities as of the applicable Record Date representing the new number of Company Securities held by such Record Holders, or the Board of Directors may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Company Securities Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, or other evidence of the issuance of uncertificated Company Securities, the surrender of any Certificate held by such Record Holder, or the delivery of such other documentation as may be required to transfer uncertificated Company Securities, immediately prior to such Record Date.

(d) The Company shall not issue fractional Shares upon any dividend, subdivision or combination of Shares. If a dividend, subdivision or combination of Shares would result in the issuance of fractional Shares but for the provisions of Section 5.2 and this Section 5.4(d), each fractional Share shall be rounded to the nearest whole Share (and a 0.5 Share shall be rounded to the next higher Share).

Section 5.5 Fully Paid and Non-Assessable Nature of Interests.

All Member Interests issued pursuant to, and in accordance with the requirements of, this ARTICLE V shall be validly issued, fully paid and non-assessable Interests in the Company, except as such non-assessability may be affected by Sections 18-607 or 18-804 of the Delaware Act.

ARTICLE VI

DIVIDENDS

Section 6.1 Dividend of Proceeds; Requirement of Dividends; Dividends to Record Holders.

(a) The Company shall make distributions (as such term is used in the Delaware Act) to the Members in accordance with this Agreement. “Distributions” are referred to as “dividends” throughout this Agreement.

(b) All of the net proceeds (after deducting underwriting discounts, expenses any structuring fee and the repayment of indebtedness on behalf of the Company’s subsidiary to CEI and exclusive of proceeds received from the Option to Purchase Additional Common Shares) that the Company receives from the sale of Common Shares pursuant to the Underwriting Agreement shall be dividended to CEI.

(c) Within ten Business Days following the receipt by the Company of any dividend from Cheniere Partners in respect of the Cheniere Partners Units held by the Company, an amount equal to 100% of such dividend, net of reserves as determined by the Board of Directors for income taxes payable by the Company, for Company expenses and amounts due under the Services Agreement, for the service and reduction of indebtedness incurred and for Company purposes, shall be dividended by the Company Pro Rata to the Common Shareholders as of the Record Date selected by the Board of Directors. To the extent that the Company receives any dividend from Cheniere Partners in respect of the Cheniere Partners Units held by the Company in a form other than cash, the Company shall sell a portion of such dividend sufficient to reserve for income taxes payable by the Company as determined by the Board of Directors in its sole discretion, and distribute the balance of such dividend Pro Rata to the Common Shareholders as of the Record Date selected by the Board of Directors. All dividends required to be made under this Agreement shall be made subject to Sections 18-607 and 18-804 of the Delaware Act.

Section 6.2 Dividends on Liquidation.

Notwithstanding Section 6.1, in the event of the dissolution and liquidation of the Company, all receipts received during or after the end of any quarter in which the Liquidation Date occurs shall be applied and dividended solely in accordance with, and subject to the terms and conditions of, Section 10.3(a).

Section 6.3 Record Holders.

Each dividend in respect of an Interest shall be paid by the Company, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Interest as of the Record Date set for such dividend. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1 Board of Directors.

(a) Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a Board of Directors (the “Board of Directors”). As provided in Section 7.4, the Board of Directors shall have the power and authority to appoint Officers of the Company. The Directors and Officers shall constitute “managers” of the Company within the meaning of the Delaware Act. No Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors, on the one hand, and of the Officers, on the other, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL. In addition to the powers that now or hereafter can be granted to managers under the Delaware Act and to all other powers granted under any other provision of this Agreement subject to Section 7.3, the Board of Directors shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(ii) the acquisition, disposition or exchange of any or all of the assets of the Company or the merger or other combination of the Company with or into another Person (the matters described in this clause (ii) being subject, however, to any prior approval that may be required by Section 7.3 and the requirements of ARTICLE XII);

(iii) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company under contractual arrangements to all or particular assets of the Company);

(iv) the dividend of Company cash;

(v) the selection and dismissal of officers, employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring, the creation and operation of Employee Benefit Plans, employee programs and employee practices;

(vi) the maintenance of insurance for the benefit of the Company and the Members;

(vii) the control of any matters affecting the rights and obligations of the Company, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation;

(viii) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(ix) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Interests from, or requesting that trading be suspended on, any such exchange;

(x) the issuance and sale of Common Shares or Derivative Shares;

(xi) the undertaking of any action in connection with the Company’s rights as a holder of Cheniere Partners Units, subject to the voting requirements set forth in Section 11.8; and

(xii) the entering into of agreements with any of its Affiliates to render services to the Company.

(b) The Board of Directors shall initially consist of five natural persons. The number of Directors may be increased or decreased by a majority of the Board of Directors but shall in no be fewer than three natural persons. Each Director shall be elected as provided in Section 11.8(d) or Section 11.13, as applicable, and shall serve in such capacity until his successor has been duly elected and qualified or until such Director dies, resigns or is removed. A Director may resign at any time upon written notice to the Company. The Board of Directors may from time to time determine the number of Directors then constituting the whole Board of Directors.

(c) Directors may only be removed from office (i) with or without cause by the affirmative vote of the Member holding the sole Outstanding Voting Share for so long as CEI holds the sole Outstanding Voting Share or (ii) for cause by the affirmative vote of a majority of the remaining Directors.

(d) Vacancies existing on the Board of Directors (including a vacancy created by virtue of an increase in the size of the Board of Directors) may be filled only in accordance with Section 11.8(d). Any Director chosen to fill a vacancy shall hold office until his successor has been duly elected and qualified or until such Director’s earlier death, resignation or removal.

(e) Upon the occurrence of a Cheniere Separation Event, the Directors and Officers of the Company who are also directors or executive officers of CEI shall resign, and the remaining Directors shall appoint new Officers.

(f) Directors need not be Members. The Board of Directors may, from time to time and by the adoption of resolutions, establish qualifications for Directors.

(g) Unless otherwise required by the Delaware Act, other law or the provisions hereof,

(i) each member of the Board of Directors shall have one vote;

(ii) the presence at a meeting of the Board of Directors of a majority of the members of the Board of Directors shall constitute a quorum at any such meeting for the transaction of business; and

(iii) the act of a majority of the members of the Board of Directors present at a meeting of the Board of Directors at which a quorum is present shall be deemed to constitute the act of the Board of Directors.

(h) Regular meetings of the Board of Directors and any committee thereof shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors or such committee. Notice of such regular meetings shall not be required. Special meetings of the Board of Directors or meetings of any committee thereof may be called by the Chairman of the Board or the chair of such committee, as applicable, or on the written request of any Director or committee member, as applicable, to the Secretary, in each case on at least twenty-four hours personal, written, facsimile, electronic, telegraphic, cable or wireless notice to each Director or committee member, which notice may be waived by any Director. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by law. Attendance of a Director at a meeting (including pursuant to the last sentence of this Section 7.1(h)) shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing or by electronic transmission, setting forth the action so taken, are provided by [all] members of the Board of Directors or committee. Members of the Board of Directors or any committee thereof may participate in and hold a meeting by means of conference telephone, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting.

(i) The Board of Directors may, by resolution of a majority of the full Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified Director at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors or in this Agreement, shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company. Unless specified by resolution of the Board of Directors, any committee designated pursuant to this Section 7.1(i) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, and, subject to Section 7.1(h), shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present at a meeting at which a quorum is present shall be necessary for the adoption by the committee of any resolution.

(j) The Board of Directors may elect one of its members as Chairman of the Board (the “Chairman of the Board”). The Chairman of the Board, if any, and if present and acting, shall preside at all meetings of the Board of Directors and of Members, unless otherwise directed by the Board of Directors. If the Board of Directors does not elect a Chairman of the Board or if the Chairman of the Board is absent from the meeting, the Chief Executive Officer, if present and a Director, or any other Director chosen by the Board of Directors, shall preside. In the absence of a Secretary, the chairman of the meeting may appoint any person to serve as Secretary of the meeting.

(k) Unless otherwise restricted by law, the Board of Directors shall have the authority to fix the compensation of the Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may also be paid their expenses, if any, of and allowed compensation for attending committee meetings.

(l) Notwithstanding any other provision of this Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Members and each other Person who may acquire an interest in Company Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the Board of Directors (on its own or through any Officer of the Company) is authorized to cause the Company to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Company without any further act, approval or vote of the Members or the other Persons who may acquire an interest in Company Securities; and (iii) agrees that the execution, delivery or performance by the Company or any Affiliate of the Company of any agreement authorized or permitted under this Agreement shall not constitute a breach by the Board of Directors or any Officer of any duty that the Board of Directors or any Officer may owe the Company or the Members or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2 Certificate of Formation.

The Certificate of Formation, as amended, has been filed by an authorized person of the Company within the meaning of the Delaware Act with the Secretary of State of the State of Delaware as required by the Delaware Act, such filing being hereby ratified, approved and confirmed in all respects. The Board of Directors shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Board of Directors determines such action to be necessary or appropriate, the Board of Directors shall direct the appropriate Officers of the Company as authorized persons of the Company to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property. Subject to the terms of Section 3.4(a), the Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Section 7.3 Restrictions on the Board of Directors’ Authority.

(a) The Board of Directors may not, without written approval of the specific act by holders of all of the Outstanding Member Interests or by other written instrument executed and delivered by holders of all of the Outstanding Member Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement.

(b) Except as provided in ARTICLE X, ARTICLE XII and ARTICLE XIV, the Company may not, and the Board of Directors may not cause the Company to, sell, exchange or otherwise dispose of all or substantially all of the assets of the Company in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) without the prior approval of holders of a majority of the Outstanding Common Shares; provided, however, that a transaction with Cheniere Partners whereby the Company acquires assets and promptly transfers such assets to Cheniere Partners in exchange for Cheniere Partners Units shall not constitute a sale, exchange or disposition of all or substantially all of the assets of the Company.

Section 7.4 Officers.

(a) The Board of Directors shall have the power and authority to appoint such officers with such titles, authority and duties as determined by the Board of Directors. Such persons so designated by the Board of Directors shall be referred to as “Officers.” Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 7.4.

(b) The Officers of the Company shall include a Chairman of the Board, a Chief Executive Officer and a Secretary, and may also include a Vice Chairman, Chief Financial Officer, Chief Operating Officer, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior,” “assistant” or otherwise, as the Board of Directors shall determine) and one or more Assistant Secretaries. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of Members and as necessary to fill vacancies. Each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any number of offices may be held by the same person. The compensation of Officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such Officers as may be designated by resolution of the Board of Directors.

(c) Any Officer may resign at any time upon written notice to the Company. Any Officer, agent or employee of the Company may be removed by the Board of Directors with or without cause at any time. The Board of Directors may delegate the power of removal as to officers, agents and employees who have not been appointed by the Board of Directors. Such removal shall be without prejudice to a Person’s contract rights, if any, but the appointment of any person as an Officer, agent or employee of the Company shall not of itself create contract rights.

(d) The Chief Executive Officer shall be the chief executive officer of the Company. Subject to the control of the Board of Directors and the executive committee of the Board of Directors (if any), the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; he may employ and discharge employees and agents of the Company except such as shall be appointed by the Board of Directors, and he may delegate these powers; he may agree upon and execute all contracts and other obligations in the name of the Company, and shall have such other powers and duties as designated in accordance with this Agreement and as from time to time may be assigned to him by the Board of Directors.

(e) If elected, the Chairman of the Board shall preside at all meetings of the Members and of the Board of Directors; and shall have such other powers and duties as designated in this Agreement and as from time to time may be assigned to him by the Board of Directors.

(f) Unless the Board of Directors otherwise determines, the Chief Executive Officer shall have the authority to agree upon and execute all contracts and other obligations in the name of the Company; and, unless the Board of Directors otherwise determines, shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the Members and (should he be a Director) of the Board of Directors; and he shall have such other powers and duties as designated in accordance with this Agreement and as from time to time may be assigned to him by the Board of Directors.

(g) In the absence of the Chief Executive Officer, or in the event of his inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the Chief Executive Officer, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of uninterrupted time as a Vice President of the Company shall so act. The Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, each Vice President will have authority to act within his or her respective areas and to sign contracts relating thereto.

(h) The Chief Financial Officer shall have responsibility for the custody and control of all the funds and securities of the Company and shall have such other powers and duties as designated in this Agreement and as from time to time may be assigned to the Chief Financial Officer by the Board of Directors. The Chief Financial Officer shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Chief Executive Officer and the Board of Directors.

(i) The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the Members and the Board of Directors. The Secretary shall have charge of the Company’s books and shall perform such other duties as the Board of Directors may from time to time prescribe. In the absence or inability to act of the Secretary, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall, in respect of any other Person dealing with the Company, be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him.

(j) The Board of Directors may from time to time delegate the powers or duties of any Officer to any other Officers or agents, notwithstanding any provision hereof.

(k) Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any Officer of the Company authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of Members of or with respect to any action of equity holders of any other entity in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other entities.

Section 7.5 Outside Activities.

To the fullest extent permitted by law, (a) it shall be deemed not to be a breach of any duty (including any fiduciary duty) or any other obligation of any type whatsoever for any Director or Affiliate of such Director to engage in outside business interests and activities in preference to or to the exclusion of the Company or in direct competition with the Company; provided such Director or Affiliate does not engage in such business or activity as a result of or using confidential information provided by or on behalf of the Company to such Director and (b) Directors shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company that may become available to Affiliates of such Director. No Member or other Person shall have any rights by virtue of a Director’s duties as a Director or this Agreement in any business ventures of any Director. It is understood and acknowledged that a Director may concurrently serve on the board of directors of CEI, Cheniere GP Holding Company, LLC or the general partner of Cheniere Partners and an Officer may concurrently serve as an officer of CEI, Cheniere GP Holding Company, LLC or the general partner of Cheniere Partners. To the fullest extent permitted by law, when acting in their individual capacities or as officers or directors of CEI, Cheniere GP Holding Company, LLC or the general partner of Cheniere Partners or any affiliate of CEI, Cheniere GP Holding Company, LLC or the general partner of Cheniere Partners, Directors and Officers are not obligated to take into account the interests of the Company or its Members when taking (or refraining from taking) any action or making any recommendation.

Section 7.6 Indemnification.

(a) To the fullest extent permitted by law as it currently exists and to such greater extent as applicable law hereafter may permit, but subject to the limitations expressly provided in this Agreement, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to, or otherwise requires representation of counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such Person is or was a Director or Officer of the Company, or, while serving as a Director or Officer of the Company, at the request of the Company, as a director, officer, employee, partner, manager, fiduciary or trustee of the Company or any other Person (each an “Indemnitee”) or by reason of any action alleged to have been taken or omitted in such capacity, against losses, expenses (including attorneys’ fees), judgments, fines, damages, penalties, interest, liabilities and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.6(a), the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the Person’s conduct was unlawful.

(b) To the fullest extent permitted by law, but subject to the limitations expressly provided in this Agreement, the Company shall indemnify any Person who was or is a party or is threatened to be made a party to, or otherwise requires representation of counsel in connection with, any threatened, pending or completed action, suit or proceeding, by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person was serving as an Indemnitee, or by reason of any action alleged to have been taken or omitted in such capacity, against losses, expenses (including attorneys’ fees), judgments, fines, damages, penalties, interest, liabilities and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.6(b), the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

(c) To the extent an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.6(a) or Section 7.6(b), or in the defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection therewith.

(d) Any indemnification under Section 7.6(a) or Section 7.6(b) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because the Person has met the applicable standard of conduct set forth in such section. Such determination shall be made, with respect to a Person who is a Director or Officer at the time of such determination, (i) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in an Opinion of Counsel.

(e) Expenses (including attorneys’ fees) incurred by an Indemnitee in defending any action, suit or proceeding referred to in Section 7.6(a) or Section 7.6(b) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding and in advance of any determination that such Indemnitee is not entitled to be indemnified, upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Person is not entitled to be indemnified by the Company as authorized in this Section 7.6.

(f) The indemnification, advancement of expenses and other provisions of this Section 7.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(g) The Company may purchase and maintain insurance, on behalf of its Directors and Officers, and such other Persons as the Board of Directors shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(h) For purposes of the definition of Indemnitee in Section 7.6(a), the Company shall be deemed to have requested a Person to serve as fiduciary of an employee benefit plan whenever the performance by such Person of his duties to the Company also imposes duties on, or otherwise involves services by, such Person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.6(a); and action taken or omitted by such Person with respect to any employee benefit plan in the performance of such Person’s duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in, or not opposed to, the best interests of the Company.

(i) Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Company, it being agreed that the Members shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(j) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(k) If a claim under Section 7.6 of this Agreement is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the reasonable expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in this Agreement. Neither the failure of the Company (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its Members) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in this Agreement, nor an actual determination by the Company (including its Directors who are not parties to such action, a committee of such Directors or independent legal counsel) that the Indemnitee has not met the applicable standard of conduct shall create a presumption that the Indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such advancement of expenses, under this Section 7.6 or otherwise shall be on the Company.

(l) The Company may indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company) by reason of the fact that the Person is or was an employee (other than an Officer) or agent of the Company, or, while serving as an employee (other than an Officer) or agent of the Company is or was serving at the request of the Company as a director, officer, employee, partner, fiduciary, trustee or agent of another Person to the extent (i) permitted by the laws of the State of Delaware as from time to time in effect, and (ii) authorized by the Board of Directors. The Company may, to the extent permitted by Delaware law and authorized by the Board of Directors, pay expenses (including attorneys’ fees) reasonably incurred by any such employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon such terms and conditions as the Board of Directors determine. The provisions of this Section 7.6(l) shall not constitute a contract right for any such employee or agent.

(m) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(n) The indemnification, advancement of expenses and other provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(o) Except to the extent otherwise provided in Section 7.6(l), the right to be indemnified and to receive advancement of expenses in this Section 7.6 shall be a contract right. No amendment, modification or repeal of this Section 7.6 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted. Any indemnification or payment or reimbursement of expenses made pursuant to this Section 7.6 shall be subject to applicable laws.

(p) The Board of Directors, acting alone and without the approval of any Member, may amend Section 7.6 of this Agreement.

Section 7.7 Exculpation of Liability of Indemnitees; Good Faith.

(a) Notwithstanding anything to the contrary set forth or implied in this Agreement, to the fullest extent permitted by law, no Director or Officer shall be liable to the Company or the Members for monetary damages for breach of fiduciary duty as a Director or Officer, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, such Person acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that such Person’s conduct was criminal. For purposes of this Agreement, a person shall be deemed to have acted in good faith if the action or omission of action was taken with the belief that it was in the best interests of the Company. Any action or omission of action shall be deemed to be in the best interests of the Company and its Shareholders if such Director or Officer believes that such action or omission of action is in, or not opposed to, the best interests of the Company and all of its Shareholders, taken together, or of Cheniere Partners and all of its unitholders, taken together. In addition, when acting in their individual capacities or as directors or officers of CEI, the general partner of Cheniere Partners or any affiliate of CEI, Directors and Officers shall not be obligated to take into account the interests of the Company or its Shareholders when taking or refraining from taking any action or making any recommendation.

(b) Subject to its obligations and duties as Board of Directors set forth in this ARTICLE VII, the Board of Directors may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Board of Directors shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Board of Directors in good faith.

(c) Except as expressly set forth in this Agreement or required by the Delaware Act, neither the Directors nor any other Indemnitee shall have any duties (including fiduciary duties) or liabilities to the Company or to any Member. The provisions of this

Agreement, to the extent that they restrict or eliminate or otherwise modify the duties (including fiduciary duties) and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Indemnitee, except to the extent inconsistent with applicable federal laws.

(d) Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a) Unless otherwise expressly provided in this Agreement or any limited liability company or other governing agreement of any Affiliate of the Company, whenever any actual or potential conflict of interest exists or arises between a Director, Officer or any of the Company’s Affiliates, on the one hand, and the Company, any of its subsidiaries, or any Member, on the other, any resolution or course of action by such Director, Officer or Affiliate of the Company in respect of such conflict of interest shall be permitted and deemed approved by all Members, and shall not constitute a breach of this Agreement, of any limited liability company or other governing agreement of any Affiliate of the Company, of any agreement contemplated herein or therein, or of any duty existing at law, in equity or otherwise, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Outstanding Common Shares (excluding Common Shares owned by the Director, Officer or Affiliate of the Company), (iii) on terms no less favorable to the Company than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company). The Board of Directors shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the Board of Directors may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is sought, then it shall be presumed that, in making its decision, the Conflicts Committee acted in good faith, and if Special Approval is not sought and the Board of Directors determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors acted in good faith, and, in either case, in any proceeding brought by any Member or by or on behalf of such Member or any other Member or the Company challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Members and shall not constitute a breach of this Agreement or of any other duty existing at law, in equity or otherwise.

(b) Whenever the Board of Directors or any committee thereof, or any Officer, makes a determination or takes or declines to take any other action, or any Affiliate of the Company causes the Board of Directors or any committee thereof, or any Officer, to do so, whether under this Agreement, any limited liability company or other governing agreement of any Affiliate of the Company, then, unless another express standard is provided for in this Agreement, the Board of Directors or such committee thereof, such Officer or such Affiliate causing such Persons to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards (including fiduciary standards) imposed by this Agreement, the limited liability company or other governing agreement of any Affiliate of the Company, or any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity. A determination or other action or inaction will conclusively be deemed to be in “good faith” for all purposes of this Agreement, if the Person or Persons making such determination or taking or declining to take such other action believe that the determination or other action or inaction is in the best interests of the Company. In addition, any determination or other action or inaction shall be deemed to be in the best interests of the Company if such determination, action or inaction is in the best interest of the Company and all of its Shareholders, taken together or of Cheniere Partners and all of its unitholders, taken together. In taking (or refraining from taking) any action or making any recommendation to Common Shareholders, the Board of Directors or any committee thereof or any Officer, in determining whether such action or recommendation is in the best interest of the Company and its Shareholders, are permitted, but not required, to take into account the totality of the relationship between CEI, Cheniere Partners and the Company.

(c) Whenever a Director or Officer makes a determination or takes or declines to take any other action in his or her individual capacity or as an officer or director of CEI, the general partner of Cheniere Partners or any Affiliate of CEI, as opposed to in his or her capacity as a Director or Officer of the Company or any Affiliate of the Company causes such Director or Officer to do so, whether under this Agreement, any limited liability company or other governing agreement of any Affiliate of the Company or any other agreement contemplated hereby or otherwise, then such Director or Officer, or such Affiliate of the Company causing such Director of Officer to do so, shall not, to the fullest extent permitted by law, be required to act in good faith or pursuant to any other standard imposed by this Agreement, any limited liability company or other governing agreement of any Affiliate of the Company, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity, and the Person or Persons making such determination or taking or declining to take such other action, or causing such Director or Officer to do so, shall be permitted to do so in their sole and absolute discretion, and without any obligation to take into account the interests of the Company or the Common Shareholders.

(d) A Director shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the Company’s Officers or employees, or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. A Director may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by such Director, and any act taken or omitted to be taken in reliance upon the advice or opinion of such Persons as to matters that such Director reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(e) The Board of Directors shall have the right, in respect of any of its powers or obligations hereunder, to act through a duly appointed attorney or attorneys-in-fact or the duly authorized Officers of the Company.

Section 7.9 Purchase or Sale of Company Securities; Issuance of Certain Rights Prohibited.

The Board of Directors may cause the Company to purchase or otherwise acquire Company Securities. Except in connection with Employee Benefit Plans, the Board of Directors may not cause the Company to issue any Derivative Shares.

Section 7.10 Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Board of Directors and any Officer authorized by the Board of Directors to act on behalf of and in the name of the Company has full power and authority to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Board of Directors or any Officer as if it were the Company’s sole party in interest, both legally and beneficially. To the fullest extent permitted by law, each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Directors or any Officer in connection with any such dealing. In no event shall any Person dealing with the Board of Directors or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Directors or any Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Board of Directors or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting.

The Board of Directors shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Record Holders of Shares or other Company Securities, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 8.2 Fiscal Year.

The fiscal year of the Company shall be a calendar year ending December 31.

Section 8.3 Reports.

(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Company, the Board of Directors shall cause to be mailed or made available, by any reasonable means (including posting on the Company’s or the Commission’s website), to each Record Holder of a Share as of a date selected by the Board of Directors, an annual report for the Company containing financial statements for such fiscal year, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, equity and cash flows, such statements to be audited by a registered public accounting firm selected by the Board of Directors.

(b) As soon as practicable, but in no event later than 90 days after the close of each quarter except the last quarter of each fiscal year, the Board of Directors shall cause to be mailed or made available, by any reasonable means (including posting on the Company’s or the Commission’s website), to each Record Holder of a Share, as of a date selected by the Board of Directors, a report containing unaudited financial statements of the Company and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Common Shares are listed for trading, or as the Board of Directors determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

Section 9.1 Tax Returns and Information.

The Company shall timely file all returns of the Company that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31.

Section 9.2 Tax Elections.

(a) The Company has made an election under Treasury Regulation Section 301.7701-3(c) to be classified as an association taxable as a corporation for U.S. federal tax purposes. The Company shall not make an election to be classified as other than an association taxable as a corporation pursuant to Treasury Regulation Section 701.7701-3, except in accordance with Section 14.1(b)(iv).

(b) Except as otherwise provided herein, the Board of Directors shall determine whether the Company should make any other elections permitted by the Code.

Section 9.3 Withholding.

Notwithstanding any other provision of this Agreement, the Board of Directors is authorized to take any action that may be required to cause the Company to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, and 1445 of the Code. Amounts withheld by the Company pursuant to this Section 9.3 and paid over to the applicable governmental authority shall be treated as having been paid to the Person in respect of whom such with withholding was made.

ARTICLE X

DISSOLUTION AND LIQUIDATION

Section 10.1 Dissolution.

The Company shall not be dissolved by the admission of Substituted Members or Additional Members. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) an election to dissolve the Company by the Board of Directors that is approved by the holders of a majority of the Outstanding Common Shares;

(b) other than as contemplated by Section 10.1(f), the Company ceasing to own any Cheniere Partners Units (whether as a result of a merger of Cheniere Partners or otherwise);

(c) the sale, exchange or other disposition of all or substantially all of the assets and properties of the Company; provided, however, that a transaction with Cheniere Partners whereby the Company acquires assets and promptly transfers such assets to Cheniere Partners in exchange for Cheniere Partners Units shall not constitute a sale, exchange or other disposition of all or substantially all of the assets and properties of the Company;

(d) the Company ceasing to have any Members, unless a Person is admitted as a Member to the Company and the Company is continued without dissolution in accordance with the Delaware Act;

(e) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act;

(f) a merger of Cheniere Partners in which securities of another entity are exchanged for all of the outstanding Cheniere Partners Units, unless the successor to Cheniere Partners is treated as a partnership for U.S. federal income tax purposes; or

(g) the sale by Cheniere Partners of all or substantially all of its assets in one or more transactions for cash and a distribution of such cash to holders of Cheniere Partners Units.

Section 10.2 Liquidator.

Upon dissolution of the Company, the Board of Directors shall act as, or select one or more Persons to act as, Liquidator. The Liquidator (if other than the Board of Directors) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Shares. The Liquidator (if other than the Board of Directors) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Shares. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Shares. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this ARTICLE X, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

Section 10.3 Liquidation.

The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:

(a) Except as otherwise provided in Section 12.6, the assets may be disposed of by public or private sale to one or more Members on such terms as the Liquidator and such Member or Members may agree. The Liquidator may defer liquidation or making a dividend of the Company’s assets for a reasonable time if it determines that an immediate sale or dividend of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members. If any property is dividended in kind in accordance with the preceding sentence, the Member receiving the property shall be deemed for purposes of Section 10.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash dividends must be made to the other Members.

(b) Liabilities of the Company include income taxes, amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 10.2) and amounts to Members otherwise than in respect of their dividend rights under ARTICLE VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment, including reserves for income taxes. When paid, any unused portion of the reserve shall be dividended as additional liquidation proceeds in accordance with Section 10.3(c).

(c) All property and all cash in excess of that required to discharge liabilities as provided in Section 10.3(b) shall be dividended Pro Rata to the Common Shareholders.

Section 10.4 Cancellation of Certificate of Formation.

Upon the completion of the winding up of the Company as provided in Section 10.3, all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and the Company shall be terminated upon the cancellation of the Certificate of Formation.

Section 10.5 Return of Contributions.

To the fullest extent permitted by law, no Director or Officer will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate the return of the capital contributions of the Members or Shareholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

Section 10.6 Waiver of Partition.

To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

ARTICLE XI

AMENDMENT OF AGREEMENT; MEETINGS OF MEMBERS; RECORD DATE

Section 11.1 Amendment of Limited Liability Company Agreement.

(a) General Amendments. Except as provided in Section 11.1(b) and Section 11.1(c), the Board of Directors may amend any of the terms of this Agreement but only in compliance with the terms, conditions and procedures set forth in this Section 11.1(a). If the Board of Directors desires to amend any provision of this Agreement other than pursuant to Section 11.1(c), then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the Members. Amendments to this Agreement may be proposed only by or with the consent of the Board of Directors. Such special or annual meeting shall be called and held upon notice in accordance with Section 11.2 and Section 11.3 of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board of Directors shall deem advisable. At the meeting, a vote of holders of the Outstanding Common Shares shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by a majority of the Outstanding Common Shares, unless a different vote is required under this Agreement or by Delaware law.

(b) Amendments Requiring Shareholder Approval. Notwithstanding Section 11.1(a) but subject to Section 11.1(c), the affirmative vote of the holders of a majority of the Outstanding Common Shares shall be required to adopt any amendment or provision that:

(i) is determined by the Board of Directors, in its good faith, to have a material adverse effect on the preferences or rights associated with the Common Shares (including as compared to other classes or series of Shares);

(ii) reduces the time for any notice to which the Common Shareholders may be entitled;

(iii) enlarges the obligations of the Common Shareholders;

(iv) alters the circumstances under which the Company could be dissolved or wound up;

(v) changes the term of existence of the Company;

(vi) alters, amends, repeals or is inconsistent with Section 5.1(a), Section 10.1, Section 11.1(b), Section 11.2, Section 11.8, Section 12.3 or Section 12.6; or

(vii) alters, amends, repeals or is inconsistent with ARTICLE XIV.

Notwithstanding anything to the contrary in this Agreement, (x) the affirmative vote of the holders of a majority of the Outstanding Common Shares shall be required to amend any tax sharing agreement between the Company and CEI, (y) the affirmative vote of the holder of the sole Outstanding Voting Share shall be required to adopt any amendment or provision that would alter the rights of the Voting Share and (z) the prior written consent of CEI shall be required to adopt any amendment or provision that would alter the rights of CEI granted in Section 14.1(a).

(c) Amendments to be Adopted Solely by the Board of Directors. Notwithstanding Section 11.1(a) and Section 11.1(b), the Board of Directors, without the approval of any Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(i) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(ii) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(iii) a change that the Board of Directors determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Company will continue to be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

(iv) a change that the Board of Directors determines in good faith will not have a material adverse effect on the preferences or rights associated with the Common Shares (including as compared to other classes or series of Shares);

(v) a change that the Board of Directors determines to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Shares or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Shares are or will be listed for trading, compliance with any of which the Board of Directors deems to be in the best interests of the Company and the Members, (C) to be necessary or appropriate in connection with action taken by the Board of Directors pursuant to Section 5.4 or (D) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(vi) a change that will facilitate the ability of Common Shareholders to obtain the benefits of, or to otherwise facilitate the consummation of, a Termination Transaction;

(vii) subject to Section 12.3, the merger of the Company into, or the conveyance of all of the Company’s assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity that is taxed as a corporation for U.S. federal income tax purposes;

(viii) a change in the fiscal year or taxable year of the Company;

(ix) prior to the occurrence of a Cheniere Separation Event, an amendment that is necessary, in the Opinion of Counsel, to prevent the Company or its Directors, Officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(x) prior to the occurrence of a Cheniere Separation Event, an amendment that is necessary, in the Opinion of Counsel, to make this Agreement compliant with the provisions of the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended;

(xi) an amendment that the Board of Directors determines to be necessary or appropriate in connection with the creation, authorization or issuance of any additional Common Shares or Derivative Shares pursuant to Section 5.1.

(xii) any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone;

(xiii) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 12.3;

(xiv) a merger, conversion or conveyance pursuant to Section 12.3(d);

(xv) any amendment that is necessary as a result of an amendment to the Partnership Agreement; or

(xvi) any other amendments substantially similar to the foregoing.

Section 11.2 Amendment Requirements.

(a) Notwithstanding the provisions of Section 11.1, no provision of this Agreement that establishes a percentage of Outstanding Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Shares whose aggregate Outstanding Shares constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Section 11.1, no amendment to this Agreement may (i) enlarge the obligations of any Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 11.2(c), (ii) change Section 10.1(a), or (iii) change the term of the Company or, except as set forth in Section 10.1(a), give any Person the right to dissolve the Company.

(c) Except as provided in Section 12.3, and without limitation of the Board of Directors’ authority to adopt amendments to this Agreement without the approval of any Members as contemplated in Section 11.1, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Shares (including any particular class or series of Shares as compared to other classes of Shares) must be approved by the holders of not less than a majority of the Outstanding Shares of the class so affected.

Section 11.3 Shareholder Meetings; Action by Written Consent.

(a) All acts of Members to be taken hereunder shall be taken in the manner provided in this ARTICLE XI. An annual meeting of Shareholders for the transaction of such business as may properly come before the meeting shall be held on such day and at such time and place as the Board of Directors shall specify.

(b) If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders not physically present at a meeting of Members, may by means of remote communication participate in such meeting, and be deemed present in person and vote at such meeting provided that the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, to provide such Members or proxyholders a reasonable opportunity to participate in the meeting and to record the votes or other action made by such Members or proxyholders.

(c) A failure to hold the annual meeting of the Shareholders at the designated time shall not affect otherwise valid acts of the Company or work a forfeiture or dissolution of the Company. If the annual meeting is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon as is convenient. Nothing in this Section 11.3 shall prevent the Members holding at least the number of Outstanding Shares as would otherwise be necessary to take any such action at a special meeting from taking any action by means of a consent in writing or by electronic transmission.

(d) Special meetings of the Members may be called only by a majority of the Board of Directors or by holders of a majority of the Outstanding Common Shares.

Section 11.4 Notice of Meetings of Members.

(a) Notice, stating the place, day and hour of any annual meeting or special meeting of the Members, as determined by the Board of Directors, and (i) in the case of a special meeting of the Members, the purpose or purposes for which the meeting is called, as determined by the Board of Directors or (ii) in the case of an annual meeting, those matters that the Board of Directors, at the time of giving the notice, intends to present for action by the Shareholders, shall be delivered by the Company not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, in a manner and otherwise in accordance with Section 15.1 to each Record Holder who is entitled to vote at such meeting. Such further notice shall be given as may be required by Delaware law. Only such business shall be conducted at a meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Any previously scheduled meeting of the Members may be postponed, and any special meeting of the Members may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of the Members.

(b) The Board of Directors shall designate the place of meeting for any annual meeting or for any special meeting of the Members. If no designation is made, the place of meeting shall be the principal office of the Company.

Section 11.5 Record Date.

For purposes of determining the Members entitled to notice of or to vote at a meeting of the Members, the Board of Directors may set a Record Date, which shall not be less than 10 nor more than 60 days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Common Shares are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). If no Record Date is fixed by the Board of Directors, the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new Record Date for the adjourned or postponed meeting.

Section 11.6 Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 30 days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this ARTICLE XI.

Section 11.7 Waiver of Notice; Approval of Meeting.

Whenever notice to the Members is required to be given under this Agreement, a written waiver, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at any such meeting of the Members shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in any written waiver of notice unless so required by resolution of the Board of Directors. All waivers and approvals shall be filed with the Company records or made part of the minutes of the meeting.

Section 11.8 Quorum; Required Vote for Member Action; Voting for Directors.

(a) At any meeting of the Members, the holders of a majority of the Outstanding Shares of the class or series or classes or series for which a meeting has been called represented in person or by proxy shall constitute a quorum of such class or series or classes or series unless any such action by the Members requires approval by holders of a greater percentage of Outstanding Shares, in which case the quorum shall be such greater percentage. Except as provided by Section 11.10, the submission of matters to Members for approval shall occur only at a meeting of the Members duly called and held in accordance with this Agreement at which a quorum is present; provided, however, that the Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Interests specified in this Agreement. In the absence of a quorum any meeting of Members may be adjourned from time to time by the chairman of the meeting to another place or time.

(b) Each Outstanding Voting Share shall be entitled to one vote per Voting Share in the election of Directors. Each Outstanding Common Share shall be entitled to one vote per Common Share on all matters submitted to a vote of the Common Shareholders. Subject to Section 11.8(d), Common Shareholders shall have no voting rights whatsoever in the election of Directors or on any matter not explicitly stated in this Agreement to require a vote of the Common Shareholders or Member Interests (even if a right to vote would otherwise be provided under the Delaware Act).

(c) All matters (other than the election of Directors) submitted to Members for approval shall be determined by a majority of the votes cast by the holders of Outstanding Shares of the class or series or classes or series entitled to vote unless a greater percentage is required with respect to such matter under the Delaware Act or other applicable law, under the rules of any National Securities Exchange on which the Common Shares are listed for trading, or under the provisions of this Agreement, in which case the approval of Members holding Outstanding Shares entitled to vote that in the aggregate represent at least such greater percentage shall be required.

(d) Prior to the occurrence of a Cheniere Separation Event, the Directors shall be elected by the affirmative vote of Members holding the sole Outstanding Voting Share. On or after the occurrence of a Cheniere Separation Event, the Directors shall be elected by the affirmative vote of Members holding the lesser of (i) a majority of the Outstanding Common Shares and (ii) 67% of the Common Shares present at a meeting of the Members at which there is a quorum.

Section 11.9 Conduct of a Meeting; Member Lists.

(a) The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this ARTICLE XI, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Company maintained by the Board of Directors. The Board of Directors may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Members, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes, the submission and examination of proxies and other evidence of the right to vote.

(b) A complete list of Members entitled to vote at any meeting of Members, arranged in alphabetical order for each class of Interests and showing the address of each such Member and the number of Outstanding Shares registered in the name of such Member, shall be open to the examination of any Member, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting, at the principal place of business of the Company. The Member list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

Section 11.10 Action Without a Meeting.

Any action permitted or required to be taken at a meeting may be taken by Members holding at least the number of Outstanding Shares as would otherwise be necessary to take any such action at a meeting at which all Members entitled to vote were present and voting, by written consent or by electronic transmission.

Section 11.11 Voting and Other Rights.

(a) Only those Record Holders of Outstanding Shares on the Record Date set pursuant to Section 11.5 shall be entitled to notice of, and to vote at, a meeting of Members or to act with respect to matters as to which the holders of the Outstanding Shares or Member Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Shares or Member Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Shares.

(b) With respect to Outstanding Shares that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Outstanding Shares are registered, such other Person shall, in exercising the voting rights in respect of such Outstanding Shares on any matter, and unless the arrangement between such Persons provides otherwise, vote such Outstanding Shares in favor of, and at the direction of, the Person who is the beneficial owner, and the Company shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 11.11(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3 and Section 4.6.

Section 11.12 Proxies and Voting.

(a) At any meeting of the Members, every holder of an Outstanding Share may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b) The Company may, and to the extent required by law, shall, in advance of any meeting of Members, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Members, the Person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

(c) With respect to the use of proxies at any meeting of Members, the Company shall be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the DGCL and other applicable provisions of the DGCL (but not Section 160(c) thereof), as though the Company were a Delaware corporation.

Section 11.13 Notice of Member Business and Nominations.

On or after the occurrence of a Cheniere Separation Event, notice of member business and nominations shall be conducted in accordance with the following:

(a) Subject to Section 7.1(d), nominations of Persons for election to the Board of Directors and the proposal of business to be considered by the Members may be made at an annual meeting of Members (i) pursuant to the Company’s notice of meeting delivered pursuant to Section 11.4, (ii) by or at the direction of the Board of Directors, (iii) for nominations to the Board of Directors only, by any holder of Outstanding Common Shares who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraph (b) or (d) of this Section 11.13 and who was a Record Holder of a sufficient number of Outstanding Common Shares as of the Record Date for such meeting to elect one or more members to the Board of Directors assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of Outstanding Common Shares, or (iv) by any holder of Outstanding Common Shares who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (c) or (d) of this Section 11.13 and who is a Record Holder of Outstanding Common Shares at the time such notice is delivered to the Secretary of the Company;

(b) For nominations to be properly brought before an annual meeting by a Shareholder pursuant to Section 11.13(a)(iii), the Shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 90 or more than 120 days prior to the first anniversary (the “Anniversary”) of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of Members; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the Shareholder to be timely must be so delivered not later than the close of business on the later of (x) the ninetieth day prior to such annual meeting or (y) the tenth day following the day on which public announcement of the date of such meeting is first made. Such Shareholder’s notice shall set forth: (A) as to each Person whom the Shareholder proposes to nominate for election or reelection as a Director all information relating to such Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected and (B) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made the name and address of such Shareholder, as they appear on the Company’s books, and of such beneficial owner, the class and number of Common Shares of the Company which are owned beneficially and of record by such Shareholder and such beneficial owner. Such holder shall be entitled to nominate as many candidates for election to the Board of Directors as would be elected assuming such holder cast the precise number of votes necessary to elect each candidate and no more votes were cast by such holder or any other holder for such candidates;

(c) For nominations or other business to be properly brought before an annual meeting by a Shareholder pursuant to Section 11.13(a)(iv), (i) the Shareholder must have given timely notice thereof in writing to the Secretary of the Company, (ii) such business must be a proper matter for Member action under this Agreement and the Delaware Act, (iii) if the

Shareholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Company with a Solicitation Notice, such Shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Company’s Outstanding Common Shares required under this Agreement or Delaware law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Company’s Outstanding Common Shares reasonably believed by such Shareholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such Shareholder, and must, in either case, have included in such materials the Solicitation Notice and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 11.13, the Shareholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice. To be timely, a Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 90 or more than 120 days prior to the first Anniversary; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the Shareholder to be timely must be so delivered not later than the close of business on the later of (x) the ninetieth day prior to such annual meeting or (y) the tenth day following the day on which public announcement of the date of such meeting is first made. Such Shareholder’s notice shall set forth: (A) as to each Person whom the Shareholder proposes to nominate for election or reelection as a Director all information relating to such Person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such Person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made the name and address of such Shareholder, as they appear on the Company’s books, and of such beneficial owner, the class and number of Common Shares of the Company which are owned beneficially and of record by such Shareholder and such beneficial owner, and whether either such Shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s Outstanding Common Shares required under this Agreement or Delaware law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s Outstanding Common Shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”);

(d) Notwithstanding anything in the second sentence of Section 11.13(b) or the second sentence of Section 11.13(c) to the contrary, if the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 90 days prior to the Anniversary, then a Shareholder’s notice required by this Section 11.13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company;

(e) Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting pursuant to Section 11.4. Subject to Section 7.1(d), nominations of Persons for election to the Board of Directors may be made at a special meeting of Members at which Directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors, (ii) by any holder of Outstanding Common Shares who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraph (b) or (d) of this Section 11.13 and who was a Record Holder of a sufficient number of Outstanding Common Shares as of the Record Date for such meeting to elect one or more members to the Board of Directors assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of Outstanding Common Shares, or (iii) by any holder of Outstanding Common Shares who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 11.13 and who is a Record Holder of Outstanding Common Shares at the time such notice is delivered to the Secretary of the Company. Nominations by Shareholders of Persons for election to the Board of Directors may be made at such a special meeting of Members if the Shareholder’s notice as required by Section 11.13(b) or Section 11.13(c) shall be delivered to the Secretary of the Company not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Holders of Outstanding Common Shares making nominations pursuant to Section 11.13(d)(ii) shall be entitled to nominate the number of candidates for election at such special meeting as provided in Section 11.13(b) for an annual meeting;

(f) Except to the extent otherwise provided in Section 7.1(d) with respect to vacancies, only Persons who are nominated in accordance with the procedures set forth in this Section 11.13 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11.13. Except as otherwise provided herein or required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11.13 and, if any proposed nomination or business is not in compliance with this Section 11.13, to declare that such defective proposal or nomination shall be disregarded; and

(g) Notwithstanding the foregoing provisions of this Section 11.13, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11.13. Nothing in this Section 11.13 shall be deemed to affect any rights of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE XII

MERGER

Section 12.1 Authority.

The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this ARTICLE XII.

Section 12.2 Procedure for Merger or Consolidation of the Company.

Merger or consolidation of the Company pursuant to this ARTICLE XII requires the prior approval of the Board of Directors. If the Board of Directors shall determine to consent to the merger or consolidation, the Board of Directors shall approve the Merger Agreement, which shall set forth:

(a) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(c) the terms and conditions of the proposed merger or consolidation;

(d) the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive;

(e) a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 12.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

(g) such other provisions with respect to the proposed merger or consolidation that the Board of Directors determines to be necessary or appropriate.

Section 12.3 Approval by Members of Merger or Consolidation of the Company.

(a) Except as provided in Section 12.3(d) and Section 12.6, the Board of Directors, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Members entitled to vote thereon, whether at an annual meeting or a special meeting, in either case in accordance with the requirements of ARTICLE XI. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of meeting.

(b) Except as provided in Section 12.3(d) and Section 12.6, the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a majority of the Outstanding Common Shares, unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Shareholders or of any class of Members, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c) Except as provided in Section 12.3(d) and Section 12.6, after such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger pursuant to Section 12.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d) Notwithstanding anything else contained in this ARTICLE XII or in this Agreement, the Board of Directors is permitted without Member approval, to convert the Company into a new limited liability entity, to merge the Company into, or convey all of the Company’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Company if (i) the Board of Directors has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Member, (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Company into another limited liability entity that is taxable as a corporation for U.S. federal income tax purposes and (iii) the governing instruments of the new entity provide the Members and the Board of Directors with the same rights and obligations as are herein contained.

(e) Members are not entitled to dissenters’ rights of appraisal in the event of a merger or consolidation pursuant to Section 12.1, a sale of all or substantially all of the assets of the Company or any other transaction or event.

Section 12.4 Certificate of Merger.

Upon the required approval by the Board of Directors and the Shareholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act, and such other filings as may be required by the laws of any other jurisdiction shall be made.

Section 12.5 Effect of Merger.

(a) At the effective time of the certificate of merger:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) To the fullest extent permitted by law, a merger or consolidation effected pursuant to this ARTICLE XII shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

Section 12.6 Termination Transactions Involving Cheniere Partners.

(a) In the event of a merger of Cheniere Partners in which the Company receives only cash as consideration for its Cheniere Partners Units, the Company shall make a dividend of any such cash it receives in respect of the Cheniere Partners Units it owns (net of reserves for income taxes payable by the Company and other reserves as determined by the Board of Directors) in accordance with Section 10.3(c) and dissolve and its affairs will be wound up in accordance with ARTICLE X.

(b) If Cheniere Partners’ general partner and its affiliates elect to purchase all of the outstanding Cheniere Partners Units pursuant to the limited call right provided by Section 15.1 of the Partnership Agreement or any similar provision applicable to the Cheniere Partners Units, and as a result the Company is required to tender all of its Cheniere Partners Units, the Company will make a dividend of the cash it receives in respect of the Cheniere Partners Units it owns (net of reserves for income taxes payable by the Company and other reserves as determined by the Board of Directors) in accordance with Section 10.3(c) and dissolve and its affairs will be wound up in accordance with ARTICLE X.

(c) In the event that Cheniere Partners sells all or substantially all of its assets in one or more transactions for cash and makes a dividend of such cash to the Company, the Company will make a dividend of the cash it receives in respect of the Cheniere Partners Units it owns (net of reserves for income taxes payable by the Company and other reserves as determined by the Board of Directors) in accordance with Section 10.3(c) and dissolve and its affairs will be wound up in accordance with ARTICLE X.

Section 12.7 Business Combination Limitations.

(a) Notwithstanding any other provision of this Agreement, with respect to any “Business Combination” (as such term is defined in Section 203 of the DGCL), the provisions of Section 203 of the DGCL shall be applied with respect to the Company as though the Company were a Delaware corporation and as though the Common Shares were voting stock of the Company.

(b) Neither CEI nor any of its Affiliates shall be considered an “interested stockholder” under Section 203 of the DGCL for purposes of this Section 12.7.

ARTICLE XIII

RIGHT TO ACQUIRE MEMBER INTERESTS

Section 13.1 Right to Acquire Member Interests.

(a) Notwithstanding any other provision of this Agreement, if at any time prior to a Cheniere Separation Event, CEI or any of its Affiliates holds 90% or more of the total Interests of any class then Outstanding (other than Voting Shares), CEI or such Affiliate shall then have the right, which right it may assign and transfer in whole or in part to the Company or any of its Affiliates, exercisable at its option, to purchase all, but not less than all, of such Interests of such class then Outstanding held by other holders, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 13.1(b) is mailed and (y) the highest cash price paid by such Person or any of its Affiliates for any such Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 13.1(b) is mailed. As used in this Agreement, (i) “Current Market Price” as of any date of any class of Interests listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices per Interest of such class for the 20 consecutive Trading Days immediately prior to such date; (ii) “Closing Price” for any day means the average of the high bid and low asked prices on such day, regular way, or in the case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system for securities listed or admitted for trading on the principal National Securities Exchange on which the Interests of that class are listed or admitted to trading, or if the Interests of that class are not listed or admitted for trading on any National Securities Exchange, the last quoted price on that day, or if no quoted price exists, the average of the high bid low asked price on that day in the over-the-counter market, as reported by the primary reporting system then in use, or, if on any such day such Interests of such class are not quoted by any such organization of that type, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Interests of such class selected by the Board of Directors, or if on any such day no market maker is making a market in such Interests of such class, the fair value of such Interests on such day as determined by the Board of Directors; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such Interests of any class are listed or admitted to trading is open for the transaction of business or, if Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

(b) If any Person elects to exercise the right to purchase Interests granted pursuant to Section 13.1(a), the Board of Directors shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Interests of such class (as of a Record Date selected by CEI) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 13.1(a)) at which Interests will be purchased and state that such Person elects to purchase such Interests, upon surrender of Certificates representing such Interests, or the delivery of such other documentation as may be required to transfer uncertificated Interests, in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the Person exercising the right to purchase hereunder shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Interests to be purchased in accordance with this Section 13.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days but not more than 60 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, or such other documentation as may be required to transfer uncertificated Interests shall not have been delivered, all rights of the holders of such Interests (including any rights pursuant to ARTICLE IV, ARTICLE V, ARTICLE VI, and ARTICLE X) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 13.1(a)) for Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Interests, or delivery of such other documentation as may be required to transfer uncertificated Interests, and such Interests shall thereupon be deemed to be transferred to the Person exercising the right to purchase hereunder on the record books of the Transfer Agent and the Company, and such Person shall be deemed to be the owner of all such Interests from and after the Purchase Date and shall have all rights as the owner of such Interests (including all rights as owner of such Interests pursuant to ARTICLE IV, ARTICLE V, ARTICLE VI, and ARTICLE X).

(c) At any time from and after the Purchase Date, a holder of an Outstanding Interest subject to purchase as provided in this Section 13.1 may surrender his Certificate evidencing such Interest, or deliver such other documentation as may be required to transfer uncertificated Interests, to the Transfer Agent in exchange for payment of the amount described in Section 13.1(a), therefor, without interest thereon.

(d) Upon the exercise by any Person of the right to purchase Interests granted pursuant to Section 13.1(a), no Member shall be entitled to dissenters’ rights of appraisal.

ARTICLE XIV

COVENANTS

Section 14.1 Covenants of the Company.

(a) Notwithstanding anything in this Agreement to the contrary, the Company shall not, other than in connection with a Termination Transaction or with the affirmative vote of Shareholders holding at least a majority of the Outstanding Common Shares and the prior written consent of CEI:

(i) sell or otherwise transfer any Cheniere Partners Units owned by the Company as of the date hereof; or

(ii) vote any Cheniere Partners Units in favor of the removal of Cheniere Energy Partners GP, LLC as the general partner of Cheniere Partners.

(b) Notwithstanding anything in this Agreement to the contrary, the Company shall not, other than in connection with a Termination Transaction or with the affirmative vote of Shareholders holding at least a majority of the Outstanding Common Shares:

(i) issue options, warrants or other securities entitling the holder to purchase Interests (other than Derivative Shares issued in connection with Employee Benefit Plans);

(ii) sell, exchange or otherwise dispose of all or substantially all of the assets of the Company in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination); provided, however, that a transaction with Cheniere Partners whereby the Company acquires assets and promptly transfers such assets to Cheniere Partners in exchange for Cheniere Partners Units shall not constitute a sale, exchange or disposition of all or substantially all of the assets of the Company;

(iii) liquidate, merge or recapitalize (except in accordance with ARTICLE XII); or

(iv) revoke or change the Company’s election to be classified as an association taxable as a corporation for U.S. federal tax purposes.

(c) Notwithstanding anything in this Agreement to the contrary, the Company shall not, other than in connection with a Termination Transaction or with the affirmative vote of either a majority of the Board of Directors (including a majority of the Independent Directors) or a committee of the Board of Directors comprised solely of Independent Directors, elect to convert the Cheniere Partners Class B Units other than in connection with an automatic conversion of Cheniere Partners Class B Units.

(d) The Company hereby agrees to register for resale under the Securities Act and applicable state securities laws any of the Shares (other than the Voting Shares) proposed to be sold by CEI or any of its affiliates or their assignees if an exemption from the registration requirements of the Securities Act is not otherwise available. CEI hereby agrees to pay all expenses incidental to any such registration, excluding underwriting discounts and commissions.

Section 14.2 Covenant of CEI.

Notwithstanding anything in this Agreement to the contrary, CEI shall not, other than in connection with a Termination Transaction or with the affirmative vote of Shareholders holding at least a majority of the Outstanding Common Shares, cause a Cheniere Separation Event to occur unless, at the time such Cheniere Separation Event would become effective, the Company has at least three Independent Directors serving on the Board of Directors.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1 Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Company Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Company Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 15.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Secretary at the principal office of the Company designated pursuant to Section 2.3. The Board of Directors and the Officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

Section 15.2 Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.3 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.4 Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.5 Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company (other than the Indemnitees with respect to Section 7.7).

Section 15.6 Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.7 Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share, upon accepting the Certificate evidencing such Share, or upon the Transfer Agent making an entry in the Shareholder records of the Company evidencing such Share in the case of the issuance of uncertificated Shares.

Section 15.8 Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

Section 15.9 Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.10 Consent of Members.

Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

CHENIERE ENERGY, INC.

By:	/s/ [—]
Name:	[—]
Title:	[—]

[Signature page to Amended and Restated Limited Liability Company Agreement]

EXHIBIT A

to the Amended and Restated Limited Liability Company Agreement of

Cheniere Energy Partners LP Holdings, LLC

Certificate Evidencing Common Shares

Representing Member Interests in

Cheniere Energy Partners LP Holdings, LLC

No. [    ] [                ] Common Shares

In accordance with Section 4.1 of the Amended and Restated Limited Liability Company Agreement of Cheniere Energy Partners LP Holdings, LLC, as amended, supplemented or restated from time to time (the “Company Agreement”), Cheniere Energy Partners LP Holdings, LLC, a Delaware limited liability company (the “Company”), hereby certifies that [                ] (the “Holder”) is the registered owner of Common Shares representing Interests in the Company (the “Common Shares”) transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Shares are set forth in, and this Certificate and the Common Shares represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Company Agreement. Copies of the Company Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 700 Milam, Suite 800, Houston, Texas 77002 or such other address as may be specified by notice under the Company Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Company Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Member and to have agreed to comply with and be bound by the Company Agreement, (ii) represented and warranted that the Holder has all capacity, power and authority to enter into the Company Agreement, (iii) granted the powers of attorney provided for in the Company Agreement and (iv) made the waivers and given the consents and approvals contained in the Company Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar. This Certificate shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

Date:

Countersigned and Registered by:	Cheniere Energy Partners LP Holdings, LLC

By:
as Transfer Agent and Registrar	Name:
Title:

A-1

Reverse of Certificate

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

Additional abbreviations, though not in the above list, may also be used.

TEN COM — as tenants in common	UNIF GIFT/TRANSFERS MIN ACT

TEN ENT — as tenants by the entireties	Custodian (Cust) (Minor)

JT TEN — as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

A-2

ASSIGNMENT OF COMMON SHARES

IN

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC

FOR VALUE RECEIVED,

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

Common Shares representing Member Interests evidenced by this Certificate, subject to the Company Agreement, and does hereby irrevocably constitute and appoint as its attorney-in-fact with full power of substitution to transfer the same on the books of Cheniere Energy Partners LP Holdings, LLC.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED
(Signature)

(Signature)

No transfer of the Common Shares evidenced hereby will be registered on the books of the Company, unless the Certificate evidencing the Common Shares to be transferred is surrendered for registration of transfer.

A-3